EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Moog Inc. 2008 Stock Appreciation Rights Plan of our reports dated November 19, 2007, with respect to the consolidated financial statements and schedule of Moog Inc. included in its Annual Report (Form 10-K) for the year ended September 29, 2007, and the effectiveness of internal control over financial reporting of Moog Inc. filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Buffalo, New York
March 14, 2008